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                                  EXHIBIT 99.1
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Contact:  Lynda Nordeen
          (952) 830-3361

                              FOR IMMEDIATE RELEASE


                 JOSTENS SHAREHOLDERS APPROVE INVESTCORP MERGER

                     Merger Expected to be Completed May 10

Minneapolis, May 9, 2000 -- Jostens, Inc. (NYSE: JOS) announced that its shareholders today approved the company's pending merger with a company controlled by Investcorp, a global investment group, and its co-investors. The merger is expected to be completed May 10, 2000.

         Under the terms of the agreement, Jostens' shareholders will receive $25.25 in cash for each share of Jostens common stock held as of March 20, 2000, the date of record, unless they elected to retain shares in the merger.

         Jostens is a provider of products, programs and services that help people celebrate important moments, recognize achievements and build affiliation. The Company's products include yearbooks, class rings, graduation products, school photography, employee and achievement awards, and products for athletic departments and their fans.

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